EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-213950 and 333-219196) and the Registration Statements on Form S-8 (Nos. 333-184214 and 333-189684) of Summit Midstream Partners LP of our report dated February 24, 2017 relating to the financial statements of Ohio Condensate Company, L.L.C., which appears in Exhibit 99.3 of Summit Midstream Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 22, 2018

EX 23.4-1